Exhibit No. 2
Form 8-K
Western Media Group Corportion
SEC File No. 2-71164


                 Western Media Group Corporation

11900 Wayzata Blvd., Suite 100  Hopkins, MN 55305  (612) 541-1155
                       Fax (612) 546-2529


October 27, 2000

Krad Konsulting, LLC
Mr. Konrad C. Kim
16 White Deer Court
Huntington, NY 11743

                         ACQUISITION AGREEMENT

Dear Mr. Kim:

Pursuant  to  negotiations with DDR, Ltd.,  Western  Media  Group
Corporation  ("WMGC")  hereby confirms its  acquisition  of  Krad
Konsulting, LLC, Inc. ("KRad") in accordance with the terms set forth in this Acquisition Agreement.

1)    TRANSACTION.   WMGC will acquire Krad in exchange  for  the
  issuance of 100,000 shares of restricted common stock of WMGC.

2) FORM OF ACQUISITION. The transaction will be a strict purchase acquisition in which KRad will become a wholly owned subsidiary of WMGC. The transaction is intended to qualify as reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

3) BOARD OF DIRECTORS. Krad may designate one member to the board of directors of WMGC, who will initially be Konrad C. Kim.

4)    STATUS  OF  KRAD.    KRad is a Delaware  Limited  Liability
  Corporation in good standing.

5)    STATUS  OF  WMGC.    WMGC  is  a  publicly  held  Minnesota
  corporation in good standing, and is current with its reporting requirements to the SEC. It has had no business operations since 1992 and is audited through the end of its most recent fiscal year.

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6)    EXPENSES.    Each of the constituent corporations shall  be
  liable for, and shall pay, the expenses incurred by it in consummating the transaction described herein.

7) DUE-DILIGENCE. WMGC has had the opportunity to perform due-diligence on KRad which included among other things audited financial statements, business plan and information on the principals.

Very truly yours,
                               ACCEPTED this 27th day of October, 2000

Western  Media  Group Corporation       K-Rad  Konsulting, LLC.

By /s/                                  By /s/
Its: Vice President and Director        Its:  President

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